                                                                    EXHIBIT 10.4


                           PURCHASE AND SALE AGREEMENT




                                     BETWEEN



                          HOWELL PETROLEUM CORPORATION
                                   ("SELLER")
                                       AND
                             THE J. T. PHILP COMPANY
                                    ("BUYER")


--------------------------------------------------------------------------------



               MINERAL AND ROYALTY PROPERTIES IN VARIOUS COUNTIES
               AND PARISHES IN ALABAMA, LOUISIANA AND MISSISSIPPI






                           EFFECTIVE NOVEMBER 1, 1998

                                TABLE OF CONTENTS

ARTICLE                  TITLE                                   PAGE
1.0          DEFINITIONS
    1.1      Agreement
    1.2      Assets
    1.3      Assumed Obligations
    1.4      Closing
    1.5      Closing Date
    1.6      Effective Time
    1.7      Environmental Obligations or Liabilities
    1.8      Excluded Assets
    1.9      Hydrocarbons
    1.10     Inventory Hydrocarbons
    1.11     Personal Property and Incidental Rights
    1.12     Purchase Price

2.0          PURCHASE AND SALE
    2.1      Purchase and Sale
    2.2      Performance Deposit

3.0          PURCHASE PRICE AND PAYMENT
    3.1.     Purchase Price
    3.2      Final Settlement
    3.3      Plugging, Replugging, Abandonment, Removal,
             Disposal, and Restoration

4.0          SELLER'S REPRESENTATIONS AND WARRANTIES
    4.1      Seller's Representations and Warranties

5.0          BUYER'S REPRESENTATIONS AND WARRANTIES
    5.1      Buyer's Representations and Warranties

6.0          ACCESS TO INFORMATION, INSPECTIONS AND
             TITLE/ENVIRONMENTAL DEFECTS
    6.1      Title Files
    6.2      Other Files
    6.3      Confidentiality Agreement
    6.4      Inspections
    6.5      Title and Environmental Defects - Notice,
             Adjustments and Termination


7.0          TITLE AND OTHER MATTERS
    7.1      No Warranty or Representation
    7.2      Buyer's Title Review


8.0          COVENANTS OF SELLER
    8.1      Covenants of Seller Pending Closing
    8.2      Limitations on Seller's Covenants
                      Pending Sale


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


9.0          CLOSING CONDITIONS
    9.1      Seller's Closing Conditions
    9.2      Buyer's Closing Conditions
    9.3      Notice on Closing Conditions

10.0         CLOSING
    10.1     Closing
    10.2     Seller's Closing Obligations
    10.3     Buyer's Closing Obligations
    10.4     Joint Closing Obligations

11.0         EFFECT OF CLOSING
    11.1     Assumed Obligations; Pre-Closing Liabilities
    11.2     After Final Settlement
    11.3     Back-In After Payout

12.0         LIMITATIONS ON WARRANTIES AND REMEDIES
    12.1     Limitations
    12.2     Survival

13.0         CASUALTY LOSS AND CONDEMNATION
    13.1     Casualty Loss

14.0         DEFAULT AND REMEDIES
    14.1     Seller's Remedies
    14.2     Buyer's Remedies
    14.3     Other Remedies
    14.4     Effect of Termination

15.0         ASSUMPTION AND INDEMNITY
    15.1     Buyer's Indemnity
    15.2     Seller's Indemnity
    15.3     Broker or Finder's Fee
    15.4     Securities Laws
    15.5     Miscellaneous

16.0         MISCELLANEOUS
    16.1     Public Announcements
    16.2     Filing and Recording of Assignments, etc.
    16.3     Further Assurances and Records
    16.4     Notices
    16.5     Incidental Expenses
    16.6     Antitrust Laws
    16.7     Waiver
    16.8     Binding Effect; Assignment
    16.9     Taxes
    16.10    Audits
    16.11    Governing Law


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

    16.12    Entire Agreement
    16.13    Exhibits
    16.14    Delivery of Files After Closing
    16.15    Survival
    16.16    Counterparts
    16.17    Agreement as Offer

                                    EXHIBITS

         A.  Description of Fee Land
         B.  Assignment
         C.  Minerals Sold
         D.  Non-Producing Acreage
         E.  Substantial Producing Acreage
         F.  Actual Revenues
         G.  Leasing Revenues


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



                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT dated as of the 28th day of October, 1998, is made by and between HOWELL PETROLEUM CORPORATION, a Delaware corporation, its successors or assigns (herein referred to as "Seller"), and THE J. T. PHILP COMPANY, a Texas corporation, its successors or assigns (herein referred to as "Buyer"). Seller and Buyer are sometimes together referred to herein as "Parties".

                              W I T N E S S E T H:

         WHEREAS, Seller owns certain oil and gas, mineral and royalty interests situated in Alabama, Louisiana and Mississippi; and

         WHEREAS, Seller desires to sell and Buyer desires to acquire these interests and related assets on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Seller and Buyer hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

         The following terms, as used herein, shall have the following meanings:

         1.1 "AGREEMENT" shall mean this Purchase and Sale Agreement between Seller and Buyer.

         1.2 "ASSETS" shall mean the following described assets and properties associated with the properties more particularly described on Exhibit "A" attached hereto (except to the extent constituting Excluded Assets):

         (a) all oil, gas, mineral and royalty interests owned by Seller which are severed from the surface rights;

         (b) all coal, lignite, bauxite and any other mineral rights of any kind and character owned by Seller and which are severed from the surface rights;

         (c) the Personal Property and Incidental Rights;

         (d) the Inventory Hydrocarbons;

         (e) except to the extent constituting Excluded Assets, any and all interests owned by Seller which relate to the Assets, or which Seller is entitled to receive by reason of any participation, joint venture, farm-in, farm-out, joint operating agreement or other agreement, oil, gas and other



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


         mineral leases, permits, licenses, concessions, leasehold estates, net revenue interests, executory interests, net profit interests, working interests, reversionary interests, fee and term mineral interests, royalty and overriding royalty interests, and any other interests of Seller in Hydrocarbons;

         (f) all claims and causes of action of Seller arising from acts, omissions, or events or damage to or destruction of the Assets, except as specifically reserved by Seller in this Agreement, occurring prior to the Effective Time; and

         (g) fee lands described on Exhibit B attached hereto.

         1.3 "ASSUMED OBLIGATIONS" shall mean except as otherwise provided in
Section 15 below:

         (a) all Environmental Obligations or Liabilities, and (b) all liabilities, duties, and obligations that arise on or after the Effective Time from ownership or operation of the Assets including, but not limited to:

                  (i) all liabilities and obligations of Seller from and after the Effective Time until Closing and of Buyer on or after Closing, with respect to compliance with all applicable rules, regulations, statutes, permits and orders, including, but not limited to, plugging and abandoning any wells, the restoration of any well sites, tank battery sites and gas plant sites, the proper removal, disposal and abandonment of any wastes or fixtures, and the proper capping and burying of all flow lines, which are included in the Assets;

                  (ii) all duties, liabilities and obligations arising on or after the Effective Time under any contracts or agreements affecting the Assets in existence at the Effective Time, and all obligations with respect to gas production, sales or processing imbalances with third parties;

                  (iii) all duties, liabilities, and obligations that arise under the Assets and burdens on production; and

                  (iv) all other duties, liabilities, and obligations assumed by Buyer under this Agreement.

         1.4 "CLOSING" shall be as defined in Article 10.1.

         1.5 "CLOSING DATE" shall be as defined in Article 10.1.

         1.6 "EFFECTIVE TIME" shall mean 7:00 a.m., Central Daylight Time on November 1, 1998.





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


         1.7 "ENVIRONMENTAL OBLIGATIONS OR LIABILITIES" shall mean all liabilities, obligations, expenses (including without limitation, all attorney fees), fines, penalties, costs, claims, suits or damages (including natural resource damages) of any nature, including personal injury or wrongful death, associated with the assets, including: (i) pollution or contamination of soil, groundwater or air, and any other contamination of or adverse effect upon the environment, (ii) underground injection activities and waste disposal (iii) clean-up responses, remedial control or compliance costs including the required cleanup or remediation of spills, pits, ponds, or lagoons including any subsurface or surface pollution caused by such spills, pits, ponds, or lagoons,
(iv) noncompliance with applicable land use, permitting, surface disturbance, licensing or notification requirements and (v) violation of any federal, state or local environmental or land use law.

         1.8      "EXCLUDED ASSETS" shall mean the following:

         (a)(i) all trade credits, accounts receivable, notes receivable and other receivables attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Time; (ii) all deposits, cash, checks or drafts in process of collection, cash equivalents and funds attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Time;
         and (iii) all proceeds, benefits, income or revenues accruing (and any security or other deposits made) with respect to the Assets prior to the Effective Time;

         (b) all corporate, financial, and tax records of Seller; however, Buyer shall be entitled to receive copies of any records which directly relate to any Assumed Obligations, or which are necessary for Buyer's ownership, administration, or operation of the Assets;

         (c) except as otherwise provided in Section 13.1, all rights, titles, claims and interests of Seller (i) under any policy or agreement of insurance or indemnity; (ii) under any bond; or (iii) to any insurance or condemnation proceeds or awards;

         (d) all Hydrocarbons produced from or attributable to the Assets with respect to all periods prior to the Effective Time, together with all proceeds from or of such Hydrocarbons;

         (e) claims of Seller for refund of or loss carry forwards with respect to production, windfall profit, severance, ad valorem or any other taxes attributable to any period prior to the Effective Time, or income or franchise taxes;



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

         (f) all amounts due or payable to Seller as adjustments or refunds under any contracts or agreements (including take-or-pay claims) affecting the Assets, respecting periods prior to the Effective Time;

         (g) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Time; and

         (8) any working interest owned by Seller in the Assets.

         1.9 "HYDROCARBONS" SHALL MEAN CRUDE OIL, NATURAL GAS, CASINGHEAD GAS, CONDENSATE, SULPHUR, NATURAL GAS LIQUIDS AND OTHER LIQUID OR GASEOUS HYDROCARBONS (INCLUDING CO2), and shall also refer to all other minerals of every kind and character, including, but not limited to any coal, bauxite, and lignite rights which may be covered by or included in the Assets.

         1.10 "INVENTORY HYDROCARBONS" shall mean all merchantable minerals produced from or attributable to the Assets prior to the Effective Time which have not been sold by Seller or the operator of the Assets involved therein and are in storage at the Effective Time.

         1.11 "PERSONAL PROPERTY AND INCIDENTAL RIGHTS" shall mean all right, title and interest of Seller, if any, in and to or derived from the following insofar as the same do not constitute Excluded Assets and are assignable and attributable to, appurtenant to, incidental to, or used for the operation of the
Assets:

         (a) all easements, rights-of-way, permits, licenses, servitudes or other interests;

         (b) all equipment and other personal property, inventory, spare parts, tools, fixtures, pipelines, platforms, tank batteries, appurtenances, and improvements situated upon the Assets and used or held for use in connection with the development or operation of the Assets or the production, treatment, storage, compression, processing or transportation of Hydrocarbons from or in the Assets;

         (c) all contracts, agreements, and title instruments to the extent attributable to and affecting the Assets in existence at Closing, including all Hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing, fractionating contracts, oil, gas and other mineral leases, and joint operating agreements; and

         (d) copies of all files, land files, well files, gas and oil sales contract files, gas processing files, division order


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

         files, abstracts, title opinions, and all other books, files and records, information and data including computer software programs used for land records and accounting, and all rights thereto of Seller insofar as the same are directly related to and necessary to the realization of value by Buyer of the Assets and to the extent the transfer thereof is not prohibited by existing contractual obligations.

         1.12 "PURCHASE PRICE" shall be as defined in Article 3.1.

         1.13 "NET REVENUE" shall mean all income attributable to the Assets and the Hydrocarbons to be derived therefrom, net of Buyer's expenses directly associated with the ownership of the Assets and the Hydrocarbons, including property taxes, transfer taxes, operating expenses (associated with any working interest) and costs associated with ASSUMED OBLIGATIONS.

                          ARTICLE 2 - PURCHASE AND SALE

         2.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, and the elections of Seller under Section 2.2 hereof, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and pay for the Assets and to assume the Assumed Obligations as provided for in Section 3.3.

         2.2 PERFORMANCE DEPOSIT. On or before two (2) business days from the date a fully executed copy of this agreement is actually delivered to Buyer's office, Buyer will pay by wire transfer to Bank of Montreal Trust Company, subject to the terms of a mutually acceptable escrow agreement, U.S. $1,300,000.00 in good and immediately available funds, as a performance deposit ("Performance Deposit") on the Assets to be transferred to Buyer hereunder. This Performance Deposit is solely to assure the performance of Buyer pursuant to the terms and conditions of this Agreement. If Buyer, through no fault of Seller, fails, refuses or is unable for any reason (including failure to obtain financing) to close the transaction in accordance with the terms hereof, Seller may, at its sole option, retain the Performance Deposit as agreed liquidated damages and not as a penalty. In the event, however, either Buyer or Seller refuses to close pursuant to the provisions of Section 6.5 hereof, the Performance Deposit shall be returned as provided herein. If Closing occurs, Seller shall credit Buyer with the amount of the Performance Deposit toward the total Purchase Price at Closing.

                     ARTICLE 3 - PURCHASE PRICE AND PAYMENT

         3.1 PURCHASE PRICE. Subject to adjustment as set forth in 3.1, the Purchase Price for the Assets shall be thirteen million dollars
($13,000,000.00), and the back-in after payout described in Section 11.3 below. The Purchase Price includes consideration for


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Buyer assuming all plugging, replugging, abandonment, removal, disposal, and restoration obligations, if any, as provided in Section 3.3, and acquiring the Inventory Hydrocarbons.

         At Closing, the Purchase Price shall be reduced by lease bonus income from leases granted after October 15, 1998, through the Closing, and by the Performance Deposit. The adjusted purchase price, together with purchase price adjustments, shall be paid by wire transfer in immediately available funds to Seller or its Trust Account. Buyer shall be responsible for state sales tax, if any.

         3.2 FINAL SETTLEMENT. Within 120 days after Closing, Seller shall provide to Buyer, for Buyer's concurrence, an accounting (the "Final Settlement Statement") of the actual amounts of Seller's and Buyer's credits for the adjustments set out in this Section 3.2. Buyer shall have the right for 30 days after receipt of the Final Settlement Statement to audit and take exceptions to such adjustments. Any disagreements shall be resolved on a best efforts basis by Seller and Buyer. Those credits agreed upon by Buyer and Seller shall be netted and the final settlement shall be paid as directed in writing by the receiving party, on final adjustment by the party owing it (the "Final Settlement").

         The Purchase Price shall be adjusted as follows:

         (a) The Purchase Price shall be adjusted upward by the following ("Seller's Credits"):

                  (i) an amount equal to the sum of any upward adjustments provided elsewhere in this Agreement; and

                  (ii) any other amount agreed upon by any Seller and Buyer in writing prior to Closing.

         (b) The Purchase Price shall be adjusted downward by the following ("Buyer's Credits"):

                  (i) the total sales value of all Hydrocarbons sold from the Assets after the Effective Time and for which Seller is actually paid by any third party after the Effective Time, all of which are attributable to the Assets, any other monies collected by the Seller with respect to the ownership or operation of the Assets after the Effective Time for activities which occur after the Effective Time;

                  (ii) the amount of all unpaid ad valorem, property, production, excise, severance and similar taxes and assessments (but not including income taxes), which taxes and assessments become due and payable or accrue to the Assets prior to the Effective Time, which amount shall, where possible, be computed based upon the tax rate and values


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

         applicable to the tax period in question; otherwise, the amount of the adjustment under this paragraph shall be computed based upon such taxes assessed against the applicable portion of the Assets for the immediately preceding tax period just ended;

                  (iii) an amount equal to the sum of any downward adjustments provided elsewhere in this Agreement;

                  (iv) any other amount agreed upon by any Seller and Buyer in writing prior to Closing.

         3.3 PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL, DISPOSAL, AND RESTORATION. Upon Closing, Buyer shall assume all of Seller's plugging, replugging, abandonment, removal, disposal and restoration obligations, if any, associated with the Assets, and the necessary and proper capping and burying of all associated flow lines. Buyer shall be responsible for the plugging and abandonment of any wells drilled and the removal of any structures placed on the Assets, to the extent Seller has any such obligations. All plugging, replugging, abandonment, removal, disposal, and restoration operations, if any, shall be conducted in a good and workmanlike manner.

               ARTICLE 4 - SELLER'S REPRESENTATIONS AND WARRANTIES

         4.1. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as of the date hereof and the Closing Date that:

         (a) Seller is a Delaware corporation, duly organized, validly existing, and in good standing and is duly authorized to carry on its business in the states of Alabama, Louisiana and Mississippi;

         (b) Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, and to perform its obligations under this Agreement and the other documents and agreements contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of its governing documents or any agreement or instrument to which it is a party or by which it is bound or any judgment, decree, order, statute, rule, or regulation applicable to Seller (except any provision contained in agreements customary in the oil and gas industry relating to (1) the preferential right to purchase all or any portion of the Assets; (2) required consents to transfer and related provisions; (3) maintenance of uniform interest provisions;


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

         and (4) any other third-party approvals or consents contemplated herein);

         (c) this Agreement, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing, constitute legal, valid and binding obligations of Seller in accordance with its respective terms;

         (d) there are no bankruptcy or receivership proceedings pending, being contemplated by, or, to the actual knowledge of Seller, threatened against Seller;

         (e) there are no Environmental Obligations or Liabilities of which the Seller is aware;

         (f) there are no claims, demands, losses, damages, costs expenses, causes of action, pending lawsuits or judgments of any kind or character with respect to any liabilities and obligations or alleged or threatened liabilities and obligations, including claims for personal injury, illness, disease, wrongful death, damage to property, liability based on strict liability or condition of the Assets attributable to or arising out of the Assumed Obligations of which the Seller is aware;

         (g) there are no challenges to the Seller's ownership of the Assets of which the Seller is aware;

         (h) Except as reflected on Exhibit "C", Seller has not sold any of the Assets since acquiring the Assets from the Federal Intermediate Credit Bank of Jackson;

         (i) Except as will be released immediately prior to Closing, Seller is not aware of any liens on the Assets nor has the Seller mortgaged, pledged or hypothecated any of the Assets since acquiring the Assets from the Federal Intermediate Credit Bank of Jackson;

         (j) Seller's corporate resolutions have been fully executed and delivered to Buyer verifying the execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise on the part of Seller; and,

         (k) Seller will execute any transfer orders, division orders, or letters in lieu thereof, necessary to transfer production proceeds from Seller to Buyer after Closing and any instruments necessary to correct any inaccurate descriptions of the Assets.



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

               ARTICLE 5 - BUYER'S REPRESENTATIONS AND WARRANTIES

         5.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as of the date hereof and the Closing Date that:

         (a) THE J. T. PHILP COMPANY is a Texas corporation duly organized, validly existing, and in good standing and is duly organized to carry on business in the state of Texas;

         (b) it has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, to purchase the Assets on the terms described in this Agreement, and to perform its other obligations under this Agreement and the other documents and agreements contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer's articles of incorporation, partnership agreement(s), by-laws or governing documents, or any material agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer;

         (c) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise on the part of the Buyer;

         (d) this Agreement, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing, will constitute legal, valid and binding obligations of Buyer in accordance with their respective terms;

         (e) there are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Buyer, threatened against Buyer;

         (f) Buyer is an experienced and knowledgeable investor in the oil and gas business. Prior to entering into this Agreement, Buyer was advised by and has relied solely on its own expertise and legal, tax and other professional counsel concerning this Agreement, the Assets and the value thereof;

         (g) Buyer is acquiring the Assets for its own account, not with a view toward, and for the sale in connection with, any distribution thereof, nor with any intention of distributing or selling any interests in the Assets in violation of the Securities Act of 1933 or any other applicable federal or state securities laws and regulations. In entering into this transaction, Buyer has complied with securities laws and


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

         regulations which may be applicable. The foregoing notwithstanding, Buyer shall have the right to assign all or part of its rights hereunder at Closing, to no more than five additional parties;

         (h) Buyer has arranged, or will arrange, to have available by the Closing Date sufficient funds to enable the Buyer to pay in full the Purchase Price as herein provided in 3.1 and otherwise to perform its obligations under this Agreement; and

         (i) Buyer has arranged to comply with all applicable laws, ordinances, rules and regulations in connection with the Assets purchased.

             ARTICLE 6 - ACCESS TO INFORMATION AND INSPECTIONS, AND
                           TITLE/ENVIRONMENTAL DEFECTS

         6.1 TITLE FILES. Promptly after the execution of this Agreement and until the Closing Date, Seller shall permit Buyer and its representatives at reasonable times during normal business hours to examine, in Seller's offices at their actual location, to inspect all Seller's files including but not limited to abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, payout statements and agreements pertaining to the Assets insofar as the same may now be in existence and in the possession of Seller. No warranty of any kind is made by Seller as to the information so supplied, and Buyer agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

         6.2 OTHER FILES. Prior to the execution of this Agreement, Seller has made available to Buyer, for its inspection, certain records and data in possession of Seller, or its agents, which are directly related to or constitute a portion of the Assets, and certain other files, records, and data pertaining to the Assets. The Data furnished by Seller is believed by Seller to be accurate and representative. No warranty of any kind is made by Seller as to the information so supplied, and Buyer agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

         6.3 CONFIDENTIALITY AGREEMENT. All such information made available to Buyer shall be maintained confidential by Buyer until Closing. Any confidentiality agreement Buyer has previously executed with Seller with respect to the Assets shall continue in force until Closing, at which time such agreement shall terminate. Buyer shall further take whatever reasonable steps which may be necessary to ensure that Buyer's employees, consultants and agents comply with the provisions of this Section 6.3.



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

         6.4 INSPECTIONS. By the execution of this Agreement, Seller grants its permission to Buyer and its representatives, at reasonable times and at their sole risk, cost and expense, to conduct reasonable inspections of the Assets; provided, however, Buyer shall repair any damage to the Assets resulting from such inspections and Buyer does hereby indemnify and hold harmless Seller from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses (including court costs and attorney's fees), or causes of action arising from Buyer's inspection and observation of the Assets, including, without limitation, claims for personal injuries or death of employees of the Buyer, its contractors, agents, consultants and representatives, and property damages.

         6.5 TITLE AND ENVIRONMENTAL DEFECTS - NOTICE, ADJUSTMENTS AND TERMINATION. Upon execution of and pursuant to the terms of this Agreement, Buyer shall have the right to conduct its investigation into the status of the title of the Assets and the physical and environmental condition of the Assets. Such investigation or inspection shall be reasonable and shall be conducted at such time and in such manner as is mutually agreed to by the Parties. If, in the course of conducting such investigation, Buyer discovers significant environmental matters or title defects materially affecting the value of Assets, in Buyer's sole discretion, Buyer may, no later than ten days prior to the Closing Date, notify Seller in writing specifying such defects, the Assets affected thereby and Buyer's estimate of (i) in the case of non-producing net acreage, as described on the schedule of non-producing net acreage attached hereto as Exhibit "D", the net reduction in acreage covered by such defects, and/or (ii) in the case of producing acreage, as described on the schedule of substantial producing acreage attached hereto as Exhibit "E", the net reduction in value of the producing acreage covered by such defects. Material defects are defined as those which collectively exceed (i) 10% of the net non-producing acreage, or (ii) 5% of the allocated value of the substantial producing acreage. Buyer acknowledges that Seller produced Exhibit "E" as a matter of convenience for Buyer, and Buyer shall satisfy itself as to the accuracy of the information contained therein.

         If Buyer fails to notify Seller no later than ten days prior to Closing of the defects, the defects will be deemed waived, the Parties shall proceed with Closing, Seller shall be under no obligation to correct the defects and Buyer shall assume the risks related to the Assets. If Buyer notifies Seller of the defects no later than ten days before Closing and if such defects are, in the opinion of Seller, capable of being corrected prior to the Closing Date, Seller may, but shall be under no obligation to, correct at its own costs and expense, such defects on or before the Closing Date.

         If Seller, in Buyer's sole discretion, fails to correct the defects prior to Closing, and Buyer's estimate of such defects collectively exceed ten percent (10%) of the net non-producing acreage, or 5 percent (5%) of the value of the substantial producing acreage, which calculation Buyer shall supply to Seller at the time of notification of any such defects, Buyer shall have the right to terminate this Agreement by so notifying Seller in writing. Upon such termination, Seller shall return the Performance Deposit to Buyer within ten
(10) days of receipt of the notice of termination and neither Party shall have any further obligations hereunder. Otherwise, Closing shall occur and Seller shall make a reasonable effort to correct the defects within ninety (90) days of Closing. If Seller, in Buyer's sole discretion, fails to correct the defects within such ninety (90) day period, Seller shall refund to Buyer a defect value amount that is mutually agreed to by the Parties and Buyer shall transfer that part of the Assets affected thereby to Seller. In the event that the Parties cannot mutually agree upon the defect value amount, the decision shall be submitted to binding arbitration under the rules of the American Arbitration Association.

                       ARTICLE 7 - TITLE AND OTHER MATTERS

         7.1 NO WARRANTY OR REPRESENTATION. SELLER SHALL CONVEY SELLER'S INTERESTS IN AND TO THE ASSETS TO BUYER SUBJECT TO ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS, AND ENCUMBRANCES, AND WITHOUT ANY WARRANTY OF TITLE, EXPRESS OR IMPLIED, AS PROVIDED IN THE FORM OF ASSIGNMENT, BILL OF SALE AND CONVEYANCE ATTACHED AS EXHIBIT "B" HERETO. SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY, COMPLETENESS, OR MATERIALITY OF THE INFORMATION, RECORDS, AND DATA NOW, HERETOFORE, OR HEREAFTER MADE AVAILABLE TO BUYER IN CONNECTION WITH THE ASSETS OR THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, QUALITY OR QUANTITY OR HYDROCARBON RESERVES, IF ANY, PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION, POTENTIAL FOR PRODUCTION OF HYDROCARBONS FROM THE ASSETS, OR ANY OTHER MATTERS CONTAINED IN ANY OTHER MATERIAL FURNISHED TO BUYER BY SELLER OR BY SELLER'S AGENTS OR REPRESENTATIVES). ANY AND ALL SUCH DATA, INFORMATION AND MATERIAL FURNISHED BY SELLER IS PROVIDED AS A CONVENIENCE ONLY AND ANY RELIANCE ON OR USE OF SAME IS AT BUYER'S SOLE RISK.

         7.2 BUYER'S TITLE REVIEW. Buyer specifically assumes the risk of description and title to the Assets. In addition, Buyer acknowledges that prior to Closing it will have reviewed the title material in Seller's possession and made available to Buyer and examined the status of title of the Assets to be assigned. Buyer acknowledges that it will have conducted all necessary due diligence with respect to title matters; and will have satisfied itself with the status of Seller's title and agrees if this transaction closes, to accept same AS IS, WHERE IS and without any title warranties, express or implied.

                         ARTICLE 8 - COVENANTS OF SELLER

         8.1      COVENANTS OF SELLER PENDING CLOSING.

         (a) From and after the date of execution of this Agreement and until the Closing and subject to Article 8.2 below and the constraints of applicable operating and other agreements, Seller shall operate, manage, and administer the Assets in a good and workmanlike manner consistent with its past principles and shall carry on its business with respect to the Assets in substantially the same manner as before execution of this Agreement. Seller shall: (1) from and after the date of execution of this Agreement until Closing, not be entitled to continue to grant, extend, ratify, or amend, as it deems necessary, oil and gas leases on the Assets in the normal course of its business without the express written consent of Buyer; (2) consult with, inform, and advise Buyer regarding all material matters concerning the operations, management, and administration of the Assets; (3) obtain Buyer's written approval prior to voting under any operating unit, joint venture, partnership, or similar agreement; and (4) not approve or elect to go non-consent as to any proposed well or plug and abandon or agree to plug and abandon any well without Buyer's prior written approval. On any matter requiring Buyer's approval under this Section 8.1(a), Buyer shall respond in writing within five (5) days to Seller's request for approval and failure of Buyer to respond to Seller's request for approval within such time shall release Seller from the obligation to obtain Buyer's approval before proceeding on such matter.

         (b) Seller shall promptly notify Buyer of any suit, demand, action, or other proceeding received by Seller after this Agreement is executed before any court, arbitrator, or governmental agency and any cause of action filed after the Effective Time which relates to the Assets or which might result in impairment or loss of Seller's interest in any portion of the Assets or which might hinder or impede the operation of the Assets.

         8.2 LIMITATIONS ON SELLER'S COVENANTS PENDING CLOSING. To the extent Seller is not the operator of any of the Assets, the obligations of Seller in
Section 8.1 above, which have reference to operations or activities which normally or pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that Seller use all reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

                         ARTICLE 9 - CLOSING CONDITIONS

         9.1 SELLER'S CLOSING CONDITIONS. The obligations of the Seller under this Agreement are subject, at the option of Seller, to the satisfaction, at or prior to the Closing, of the following conditions:

         (a) all representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing;

         (b) the execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate, partnership or otherwise, on the part of Buyer;

         (c) all necessary consents of and filings with any state or federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing;

         (d) as of the Closing Date, no suit, action or other proceedings (excluding any such matter initiated by Seller) shall be pending or threatened before any court or governmental agency seeking to restrain Seller or prohibit the Closing or seeking damages against Seller as a result of the consummation of this Agreement.

         9.2 BUYER'S CLOSING CONDITIONS. The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction at or prior to the Closing, of the following conditions:

         (a) all representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing;

         (b) the execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of Seller;

         (c) all necessary consents and filings with any state or federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing;

         (d) as of the Closing Date, no suit, action, or other proceedings (excluding any such matter initiated by Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement;

         (e) as of five (5) days preceding the Closing Date, (i) Buyer shall have confirmed the information relating to actual income, as more particularly set forth on Exhibit "F", is true and correct for the time period covered thereby, plus or minus a tolerance of five percent (5%); and (ii) Buyer, to its sole satisfaction, shall have confirmed gross cash receipts attributable to leasing activities related to the Assets, total at least $326,876.76, in accord with the schedule of lease revenues attached hereto as Exhibit "G", for the time period covered thereby, plus or minus a tolerance of five percent (5%); and

         9.3 NOTICE ON CLOSING CONDITIONS. In the event either party shall determine that any of the Closing Conditions required of the other party have not been satisfied, such party shall give written notice to the other party, with five (5) days' opportunity to cure, setting forth the specific Closing Condition which has not been satisfied. In the event the other party is then unable to satisfy such Closing Condition, either party may waive its objections and proceed to Closing or otherwise, the parties' rights and obligations shall be governed by the terms and provisions of Article 14.

                              ARTICLE 10 - CLOSING

         10.1 CLOSING. The closing of this transaction (the "Closing") shall be held at the offices of Seller at 1500 Howell Building, 1111 Fannin Street, Houston, Texas 77002 at 10:00 a.m., Central Standard Time, thirty (30) days from the date a fully executed copy of this agreement is delivered to Buyer's office, in accord with Section 16.17 hereof; or at such earlier date or place as the Parties may agree in writing (herein called "Closing Date"). On or before five
(5) business days prior to Closing, Buyer agrees to provide Seller a copy of all documents prepared by Buyer which Buyer may request Seller to execute at Closing.

         10.2 SELLER'S CLOSING OBLIGATIONS. At Closing, except to the extent comprising the Excluded Assets, Seller shall deliver to Buyer the Assignment, Bill of Sale, and Conveyance substantially in the form attached hereto as Exhibit "B" and such other documents as may be reasonably necessary to convey all of Seller's interest in the Assets to Buyer in accordance with the provisions hereof.

         10.3 BUYER'S CLOSING OBLIGATIONS. At Closing, Buyer shall deliver to
Seller:

         (a) by wire transfer in immediately available funds to the bank account designated by Seller the Purchase Price of $13,000,000.00 with all adjustments as set forth in 3.1 above;

         (b) a certified resolution of Buyer's Board of Directors evidencing the authority of Buyer to enter into this Agreement and close the transaction contemplated thereby.

         10.4 JOINT CLOSING OBLIGATIONS. All events of Closing shall each be deemed to have occurred simultaneously with the other, regardless of when actually occurring, and each shall be a condition precedent to the other.

                         ARTICLE 11 - EFFECT OF CLOSING

         11.1 ASSUMED OBLIGATIONS; PRE-CLOSING LIABILITIES. Buyer shall assume all risk and loss with respect to and any change in the condition of the Assets from the Effective Time until Closing for production of Hydrocarbons through normal depletion (including the watering-out of any well) and the depreciation of personal property through ordinary wear and tear. Upon and after Closing, Buyer shall own the Assets, together with all the rights, duties, obligations, and liabilities accruing after the Effective date, including the Assumed Obligations and Buyer's indemnity obligations hereunder. Buyer agrees to assume and pay, perform, fulfill and discharge all Assumed Obligations. To the extent not included in Assumed Obligations or otherwise agreed within this Agreement, or those matters for which Seller is indemnified, Seller agrees to pay, perform, fulfill and discharge all costs, expenses and liabilities incurred by Seller with respect to the ownership or operation of the Assets and accruing prior to Closing.

         11.2 AFTER FINAL SETTLEMENT. After Final Settlement, those proceeds received by or expenses paid by either Seller or Buyer for or on behalf of the other party with respect to the Assets which were not already included in the Final Settlement, shall be settled as follows:

         (a) Proceeds received by Buyer with respect to sales of Hydrocarbons produced and sold prior to the Effective Time shall be remitted to Seller. Proceeds received by Seller with respect to sales of Hydrocarbons or Inventory Hydrocarbons produced after the Effective Time shall be paid by Seller to Buyer.

         (b) Proceeds received which cover periods of time both before and after the Effective Time, shall be allocated on days before versus days after the Effective Time, unless some more appropriate way of splitting the proceeds is available.

         (c) In the event Seller is audited by Federal Intermediate Credit Bank of Jackson pursuant to the Purchase and Sale Agreement made effective as of August 1, 1993 between Seller and such entity, Buyer will cooperate with Seller in remitting any proceeds to Seller which should be thereafter remitted to Federal Intermediate Credit Bank of Jackson, pursuant to the terms of such contract.

         11.3 BACK-IN AFTER PAYOUT. On the first day of the first calendar month following the calendar month in which Buyer has received Net Revenue equal to $13,000,000.00, Buyer will assign an undivided ten percent (10.0%) interest in and to the Assets to Seller. Such assignment shall be substantially similar to the form assignment attached hereto as Exhibit "B". Buyer shall provide an annual statement to Seller indicating Net Revenue which shall detail actual receipts and expenses attributable to the Assets from all sources for the calendar year. Seller shall have the right to audit the annual statement and Buyer's records relating thereto, at Seller's sole cost and expense.

               ARTICLE 12 - LIMITATIONS ON WARRANTIES AND REMEDIES

         12.1 LIMITATIONS. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATIONS ANY REPRESENTATION OR WARRANTY WITH RESPECT TO, TITLE TO THE ASSETS, THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE ASSETS, OR THE ENVIRONMENTAL CONDITION OF THE ASSETS. THE APPURTENANCES CONVEYED AS PART OF THE ASSETS ARE SOLD HEREUNDER "AS IS, WHERE IS, AND WITH ALL FAULTS" AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, ARE GIVEN BY OR ON BEHALF OF THE SELLER. IT IS UNDERSTOOD AND AGREED THAT PRIOR TO CLOSING BUYER SHALL HAVE INSPECTED THE ASSETS FOR ALL PURPOSES AND HAS SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, AND THAT BUYER ACCEPTS SAME IN ITS "AS IS, WHERE IS, AND WITH ALL FAULTS" CONDITION. THE WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND BUYER HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, OR CONFORMITY TO SAMPLES.

         12.2 SURVIVAL. All representations, warranties, covenants, indemnities, and agreements made herein shall survive the Closing.

                   ARTICLE 13 - CASUALTY LOSS AND CONDEMNATION

         13.1 CASUALTY LOSS. If, prior to the Closing, all or any portion of the Assets are destroyed by fire or other casualty or if any portion of the Assets shall be taken by condemnation or under the right of eminent domain (all of which are herein called "Casualty Loss" and limited to property damage or taking only), Buyer and Seller must agree prior to Closing either (ii) to delete that portion of the Assets that is subject to the Casualty loss from the Assets, and the Purchase Price shall be reduced according to a value mutually agreed upon, or (ii) for Buyer to proceed with the purchase of such Assets, notwithstanding any such destruction or taking (without reduction of the Purchase Price) in which case Seller shall pay, at the Closing, to Buyer all sums paid to Seller by third parties by reason of the destruction or taking of such Assets and shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any claims, causes of action, unpaid proceeds or other payments from third parties arising out of such destruction or taking. Prior to Closing, Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of any Casualty Loss without first obtaining the written consent of Buyer.

                        ARTICLE 14 - DEFAULT AND REMEDIES

         14.1 SELLERS' REMEDIES. Upon failure of Buyer to comply herewith by the Closing Date, as it may be extended in accordance herewith, or if Seller's Closing Conditions set forth in Section 9.1 are not satisfied prior to Closing Date, Seller, at its sole option, may terminate this Agreement and retain the Performance Deposit, as Seller's sole and exclusive remedies for such default, all other remedies (except as expressly retained in Section 14.3) being expressly waived by Seller.

         14.2 BUYER'S REMEDIES. Upon failure of Seller to comply herewith by the Closing Date, as it may be extended in accordance herewith, or if Buyer's Closing Conditions set forth in Section 9.2 are not satisfied prior to Closing Date, Buyer, at its sole option, may (i) enforce specific performance or (ii) terminate this Agreement and receive back the Performance Deposit from Seller, as Buyer's sole and exclusive remedies for such default, all other remedies (except as expressly retained in Section 14.3) being expressly waived by Buyer.

         14.3 OTHER REMEDIES. Notwithstanding the foregoing, termination of this Agreement shall not prejudice or impair Buyer's obligations under Sections 6.3 (and the Confidentiality Agreements referenced therein) and 6.4, and such other portions of this

Agreement as are necessary to the enforcement and construction of Sections 6.3 and 6.4. The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

         14.4 EFFECT OF TERMINATION. In the event of termination of this Agreement, it and each and every provision thereof shall become void and have no further effect whatsoever and neither Buyer nor Seller shall have any further right or duty to the other hereunder, except as provided in this Section.

                      ARTICLE 15 - ASSUMPTION AND INDEMNITY

         15.1 BUYER'S INDEMNITY. With the exception of those items for which Seller expressly indemnifies Buyer under this Agreement, Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all claims, demands, losses, damages, costs, expenses, causes of action or judgments of any kind or character with respect to all liabilities and obligations or alleged or threatened liabilities and obligations, including claims for personal injury, illness, disease, wrongful death, damage to property, liability based on strict liability or condition of the Assets attributable to or arising out of the Assumed Obligations (including Buyer's plugging, replugging, abandonment, removal, disposal, and restoration obligations described in Sections 1.3 and 3.3), Buyer's acts or omissions, the operation of the Assets by Buyer after the Effective Time, the ownership of the Assets by Buyer after the Effective Time, or which arise or are asserted after Closing and are attributable to the ownership or operation of the Assets by Buyer after the Effective Time, including, without limitation, any interest, penalty, reasonable attorney's fees and other costs and expenses incurred in connection therewith or the defense thereof, even if caused in whole or in part by the negligence or strict liability of Seller, or the condition of the Assets.

         15.2 SELLER'S INDEMNITY. Seller shall be responsible for any and all liabilities, claims, causes of action, overpayment on production, and damages arising out of the accounting or payment of proceeds of production or other payments with respect to the Assets, insofar as such liabilities, claims, causes of action, overpayment on production and damages (collectively "Claims") relate to or arise out of events prior to the Effective Time and shall defend, indemnify, and hold Buyer harmless from and against all such Claims. Likewise, Seller shall retain any benefits arising from underpayments and additional payments due on production sold prior to the Effective Time. Buyer shall be responsible for all of said types of Claims insofar as they relate to periods of time from and after the Effective Time and shall defend, indemnify, and hold Seller harmless therefrom.

         15.3 BROKER OR FINDER'S FEE. Each party hereby agrees to indemnify and hold the other harmless from and against any claim for a brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated by this Agreement to the extent such claim arises from or is attributable to the actions of such indemnifying party, including, without limitation, any and all losses, damages, attorney's fees, costs and expenses of any kind or character arising out of or incurred in connection with any such claim or defending against the same.

         15.4 SECURITIES LAWS. Buyer shall protect, indemnify and hold harmless Seller from and against any and all claims, costs, damages and liabilities arising under applicable state or federal securities laws in connection with the sale of the Assets or any portion thereof by Seller to Buyer or its assignees as provided herein or the subsequent sale or other disposition of the Assets or any portion thereof by Buyer, its affiliates or assignees.

         15.5 MISCELLANEOUS. The indemnities of Seller herein shall not cover or include any amounts which Buyer may legally recoup from other third party owners without judicial process, or which Buyer is reimbursed by any third party. With respect to any claim for which an indemnifying party may be required to provide partial or full indemnity, or for which a party may be obligated to defend in warranty, such party shall have the right, but not the obligation, to participate fully in the defense of any such claim. Reasonable attorneys' fees, court costs, interest, penalties, and other expenses incurred in connection with the defense of such claims shall be included in Seller's and Buyer's indemnities herein. All indemnities of Buyer and Seller herein shall extend to and cover the parent, subsidiary and affiliated companies and the officers, directors, employees, and agents of the indemnified party and its parent, subsidiary and affiliated companies.

                           ARTICLE 16 - MISCELLANEOUS

         16.1 PUBLIC ANNOUNCEMENTS. The Parties hereto agree that prior to Closing, prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other party hereto and exercise its best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such Parties; or (ii) obtain written approval of the other party hereto to the text of a public announcement or statement to be made solely by Seller or Buyer, as the case may be. Nothing contained in this paragraph shall be construed to require either party to obtain approval of the other party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent (i) required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction; or (ii) necessary to comply with disclosure requirements of the New York Stock Exchange or other recognized exchange or over the counter, and applicable securities laws.

         16.2 FILING AND RECORDING OF ASSIGNMENTS, ETC. Buyer shall be solely responsible for all filings and recording of assignments and other documents related to the Assets and for all fees connected therewith, and upon request Buyer shall advise Seller of the pertinent recording data. Seller shall not be responsible for any loss to Buyer because of Buyer's failure to file or record documents correctly or promptly.

         16.3 FURTHER ASSURANCES AND RECORDS.

         (a) After the Closing each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or inuring to the benefit of such party in consummation of the transactions contemplated hereby.

         (b) Buyer agrees to maintain the files and records of Seller that are acquired pursuant to this Agreement until August 1, 2000. In addition to any other audit rights granted hereunder, Buyer shall provide Seller and its representatives reasonable access to and the right to copy such files and records, at the Seller's cost, for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement; (ii) complying with any law, rule or regulations affecting Seller's interest in the Assets prior to the Closing Date; (iii) preparing any audit of the books and records of any third party relating to Seller's interest in the Assets prior to the Closing Date, or responding to any audit prepared by such third parties; (iv) preparing tax returns; (v) responding to or disputing any tax audit; or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement.

         (c) To the extent not obtained or satisfied as of Closing, Seller agrees to continue to use all reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, and to cooperate with Buyer's efforts to obtain for Buyer (i) access to files, records and data relating to the Assets in the possession of third parties; and (ii) access to wells constituting a part of the Assets operated by third parties for purposes of inspecting same.

         (d) Buyer shall comply with all current and subsequently amended applicable laws, ordinances, rules, and regulations applicable to the Assets.

         16.4 NOTICES. Except as otherwise expressly provided herein, all communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given and received when actually delivered to the address of the party to be notified as set forth below and addressed as follows:

         If to Buyer:
                           The J. T. PHILP Company
                           Attn: John P. Thompson, Jr.
                           6517 Hillcrest, #304
                           Dallas, Texas 75205
                           Fax No.:  (214) 369-4369
                           Telephone No.:  (214) 369-5257

         with copy to:
                           Holman Robertson Eldridge, P.C.
                           Attn: John Crow Miller
                           5949 Sherry Lane
                           Suite 1700
                           Dallas, Texas 75225
                           Fax No.:  (214) 691-2109
                           Telephone No.:  (214) 361-9494




         If to Seller:     Howell Petroleum Corporation
                           1111 Fannin, Suite 1500
                           Houston, TX  77002-6923
                           Attention:   Richard K. Hebert
                                        President & COO
                           Fax No.:  (713) 658-4007
                           Telephone No.:  (713) 658-4001

         Provided, however, that any notice required or permitted under this Agreement will be effective if given orally within the time provided, so long as such oral notice is followed by written notice thereof in the manner provided herein within twenty-four (24) hours thereafter. Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

         16.5 INCIDENTAL EXPENSES. Buyer shall bear and pay (i) all State or local government sales, transfer, gross proceeds, or similar taxes incident to or caused by the transfer of the Assets to Buyer; (ii) all documentary, transfer and other State and local government taxes incident to the transfer of the Assets to Buyer; and (iii) all filing, recording or registration fees for any assignment or conveyance delivered hereunder. Each party shall bear its own respective expenses incurred in connection with the Closing of this transaction, including its own consultants' fees, attorneys' fees, accountants' fees, and other similar costs and expenses.

         16.6 ANTITRUST LAWS. If the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act") is applicable to this transaction, then each party shall have the responsibility for filing with the Federal Trade Commission and the Department of Justice their respective notifications and reports and any supplemental information which may be reasonably requested in connection with the HSR Act, which reports and notifications and supplemental information will comply in all material respects with the requirements of the HSR Act.

         16.7 WAIVER. Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provisions, covenant, representation or warranty.

         16.8 BINDING EFFECT; ASSIGNMENT. All the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. The rights of each party under this Agreement are personal to that party and may not be assigned or transferred to any other party, firm, corporation or other entity, without the prior, express and written consent of the other party.

         16.9 TAXES.

         (a) Seller and Buyer agree that this transaction may be subject to the reporting requirement of Section 1060 of the

         Internal Revenue Code of 1986, as amended, and that, therefore, IRS Form 8594, Asset Acquisition Statement, may be required to be filed for this transaction. In the event the Parties mutually agree that a filing of Form 8594 is required by Buyer, the Parties will confer and cooperate in the preparation and filing of necessary forms on behalf of Buyer.

         (b) Subject to Seller's rights as provided in Section 11.3 and any tax consequences to Seller associated therewith, Seller shall be responsible for and shall pay all taxes attributable to or arising from the ownership or operation of the Assets prior to the Effective Time. Buyer shall be responsible for and shall pay all taxes attributable to or arising from the ownership or operation of the Assets after the Effective Time. Each party shall be responsible for its own federal income taxes, if any, as may result from this transaction.

         16.10 AUDITS. It is expressly understood and agreed that Seller retains its right to receive its proportionate share of the proceeds from any audits relating to activities prior to the Effective Time. Buyer is under no obligation to conduct any such audits.

         16.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

         16.12 ENTIRE AGREEMENT. Except for the Confidentiality Agreements referenced in Section 6.3, this Agreement embodies the entire agreement between the Parties (superseding all prior agreements, arrangements and understandings related to the subject matter hereof), and may be supplemented, altered, amended, modified or revoked by writing only, signed by the Parties hereto. The headings herein are for convenience only and shall have no significance in the interpretation hereof.

         16.13 EXHIBITS. All Exhibits and Schedules attached to this Agreement, and the terms of those Exhibits and Schedules which are referred to in this Agreement, are made a part hereof and incorporated herein by reference.

         16.14 DELIVERY OF FILES AFTER CLOSING. The Assets set out in Section 1.12(iii) and (iv) shall be provided by Seller to Buyer as soon as possible after the Closing Date at a location to be specified by Seller. Any transportation, postage, or delivery costs from Seller's offices shall be at Buyer's sole cost, risk and expense.

         16.15 SURVIVAL. All of the representations, warranties, indemnities, covenants and agreements of or by the Parties hereto shall survive the execution and delivery of the Assignment, Bill of Sale and Conveyance.

         16.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one (1) agreement.

         16.17 AGREEMENT AS OFFER. The offer contained in this Agreement shall expire if not accepted by Seller by 5:00 P.M. on Friday, November 6, 1998. In the event a fully executed copy of this Agreement has not been actually delivered to Buyer by Federal Express by such date and time, the offer contained herein will expire without further notice.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                             SELLER:

                                      HOWELL PETROLEUM CORPORATION



                                      By: /s/ RICHARD K. HEBERT
                                         ---------------------------------------
                                          Richard K. Hebert, President


                                      BUYER:

                                      THE J.T. PHILP COMPANY



                                      By: /s/ JOHN P. THOMPSON, JR.
                                         ---------------------------------------
                                          John P. Thompson, Jr., President

                              J. T. PHILIP COMPANY
                               6517 HILLCREST #304
                               DALLAS, TEXAS 75205


                                November 12, 1998




Howell Petroleum Corporation
1111 Fannin, Suite 1500
Houston, Texas  77002-6923

Attention:  Richard K. Hebert, President and COO

Re: Amendment to Purchase and Sale Agreement between Howell Petroleum Corporation ("Seller") and the J.T. Philip Company ("Buyer"), effective November 1, 1998 ("Agreement")

Gentlemen:

Buyer and Seller do hereby amend the Agreement in the manner set forth below. All terms defined in the Agreement shall have the same meaning when used herein:

Section 11.3 of the Agreement is hereby deleted and the following provision substituted therefor:

         11.3 Net Profits Interest. From and after the date at which aggregate Net Revenue equals $13,000,000 (hereinafter called "Payout"), Buyer shall pay, within 30 days following the end of each calendar quarter, to Seller 10% of all Net Profits (defined below) received by Buyer after Payout. The term "Net Profits" as used in this Agreement shall mean the Net Revenue received by Buyer after Payout during the subject calendar quarter. The definition of Net Revenue as defined in Section
         1.13 shall not include (i) general and administrative expenses incurred by Buyer (excluding bona fide third party expenses) directly associated with the ownership of the Assets, or (ii) costs or revenue associated with participation in a working interest. Buyer also agrees that leases to affiliates, if made will be at then current competitive lease rates. The net profits interest created hereby does not encumber the Assets or "run with the land," and Buyer shall have the authority and ability to transfer (via arm's-length transaction with a bona fide third party) all or any portion of the Assets free of this net profits interest; however, any proceeds received by Buyer from any such disposition (including any retained interest) shall be treated as income attributable to the Assets for the purpose of computing Net Revenue. Prior to Payout, Buyer shall provide an annual statement to Seller indicating Net Revenue which shall detail actual receipts and expenses attributable to Assets from all sources for the calendar year. After Payout, Buyer shall provide quarterly statements which shall detail receipts and expenses. Seller shall have the rights to audit all such statements and Buyer's records relating thereto, with advance notice, during regular business hours and at Seller's sole cost and expense.

The first sentence of Section 3.1 of the Agreement is hereby amended by inserting the words net profits interest therein, so that this sentence now reads as follows:

         Subject to adjustments as set forth in 3.1, the Purchase Price for the Assets shall be thirteen million dollars ($13,000,000.00), and the Net Profits Interest described in Section 11.3 below. [remainder unchanged]

The third sentence of Section 6.5 of this Agreement is hereby amended by inserting the words gas imbalances therein, so that this sentence now reads as follows:

         If, in the course of conducting such investigation, Buyer discovers significant environmental matters, title defects, or gas imbalances materially affecting the value of Assets.... [remainder unchanged]

Buyer shall have until 10:00 a.m. Dallas, Texas time on Monday, November 16, 1998, to initiate the wire transfer of funds required by Section 2.2 of the Agreement.

Except as amended hereby, the Agreement remains in full force and effect in accordance with its terms.

                                         THE J.T. PHILIP COMPANY


                                         By:    /s/ John P. Thompson, Jr.
                                            ------------------------------------
                                                John P. Thompson, Jr., President
Dated:  November 13, 1998                       Director and Sole Shareholder


                                         HOWELL PETROLEUM CORPORATION


                                         By:    /s/ Richard K. Hebert
                                            ------------------------------------
                                         Name:    Richard K. Hebert
                                              ----------------------------------
Dated:  November 13, 1998                Title:   President
                                               ---------------------------------